UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 1, 2015

HEIDRICK & STRUGGLES INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-25837	36-2681268
(State or other jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

233 South Wacker Drive, Suite 4900, Chicago, IL	60606-6303
(Address of principal executive offices)	(Zip Code)

(312) 496-1200

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

Item 1.01	Entry into a Material Definitive Agreement.

On October 1, 2015, Heidrick & Struggles International, Inc. (the “Company”) purchased all the shares (“Shares”) of CoCompany Limited, a company registered in England and Wales, through a share purchase agreement (“Purchase Agreement”) by and among the Company and its wholly owned indirect subsidiary Heidrick & Struggles (UK) Limited and the CoCompany equity holders (the “Sellers”).

Co Company is a management consulting firm that specializes in Organizational Development.

Under the terms of the Purchase Agreement, the Company paid the Sellers £7 million at closing for the Shares. The Company estimates it could pay the Sellers between £3 million to £5 million of additional cash consideration based upon the realization of specific Revenue and EBITDA Margin milestones to be achieved in 2015, 2016, 2017 and 2018. The Purchase Agreement also contains representations, warranties and covenants of the parties customary for a transaction of this type. The Company financed the transaction with cash.

The foregoing summary of the Purchase Agreement and the transactions contemplated thereby does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Purchase Agreement, a copy of which is attached as Exhibit 2.1 to this report and is incorporated herein by reference.

The Purchase Agreement has been included to provide investors with information regarding its terms. The representations and warranties made in the Purchase Agreement were made solely for purposes of the Purchase Agreement and may be subject to important qualifications and limitations agreed to by the parties in connection with the negotiated terms of the Purchase Agreement. Moreover, some of those representations and warranties may have only been true at a certain date, may be subject to a contractual standard of materiality or may have been used for purposes of allocating risk between the parties rather than establishing matters of fact.

Investors are not third-party beneficiaries of the Purchase Agreement and should not rely on the representations, warranties or covenants or any description thereof as characterizations of the actual state of facts at the time they were made or otherwise. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Purchase Agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures.

Item 2.01	Completion of Acquisition or Disposition of Assets.

On October 1, 2015, the Company completed the acquisition of CoCompany pursuant to the Purchase Agreement described above in Item 1.01. The information set forth above under Item 1.01 is hereby incorporated herein by reference.

Item 7.01	Regulation FD.

On October 5, 2015, the Company issued a press release announcing that the parties had entered into the Purchase Agreement. This press release is attached to this report as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

2.1	Share Purchase Agreement dated October 1, 2015 by and among Heidrick & Struggles International, Inc. and Heidrick & Struggles (UK) Limited as Buyers and Sharon Lee Toye, Tammy Ann Mitchell-Fisher, Catherine Elizabeth Powell and Colin Price as Sellers. (Pursuant to Item 601(b)(2) of Regulation S-K, the schedules and exhibits to this agreement are omitted, but will be provided supplementally to the Securities and Exchange Commission upon request).

99.1	Press release dated October 5, 2015

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Heidrick & Struggles International, Inc.
(Registrant)

Date: October 5, 2015	/s/ Stephen W. Beard
General Counsel & Secretary